                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 2005

                        Blonder Tongue Laboratories, Inc.
             (Exact Name of registrant as specified in its charter)

          Delaware                       1-14120                   52-1611421
  (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
        of incorporation)                                    Identification No.)

                One Jake Brown Road, Old Bridge, New Jersey 08857
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (732) 679-4000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[_]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28, 2005, Blonder Tongue  Laboratories,  Inc. (the "Company") entered into a commitment  letter with  National City Business  Credit,  Inc.  ("NCBC"), pursuant to which NCBC  committed to provide to the Company (i) a $10.0  million asset  based  revolving  credit  facility  and  (ii) a $3.5  million  term  loan facility,  both of which have a three year term. The Company  intends to use the proceeds of the credit  facility to  refinance  the  Company's  existing  credit facility with Commerce  Bank, to provide  working  capital and for other general corporate  purposes.  The  commitment  letter is subject  to  certain  customary conditions to closing,  including satisfactory completion of documentation.  The definitive  credit  agreement  is expected to contain  affirmative  and negative covenants  customary  in credit  facilities  of this type and is  expected to be executed on or before December 15, 2005, subject to normal and customary closing conditions.

Forward Looking Statements

This  report  contains  forward-looking  statements  within  the  meaning of The
Private  Securities  Litigation Reform Act of 1995. These statements are neither promises nor guarantees, are based upon assumptions and estimates that might not be realized and are subject to risks and  uncertainties  that could cause actual results to differ materially from those in the forward looking statements. These risks and uncertainties  include,  but are not limited to, the timing of closing the NCBC credit facility, if at all.

                                    SIGNATURE

          Pursuant to the  requirements of the Securities  Exchange Act of 1934, the  Registrant  has duly  caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BLONDER TONGUE LABORATORIES, INC.

                                            By:         /s/ Eric Skolnik
                                                     Eric Skolnik
                                                     Senior Vice President and
                                                     Chief Financial Officer

Date: November 3, 2005